UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	001-12537 (Commission File Number)	95-2888568 (IRS Employer Identification Number)

18111 Von Karman, Suite 800

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2017, Quality Systems, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”), by and among the Company, Peacock Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), EagleDream Health Inc. (“EDH”) and Algimantas K. Chesonis in the capacity of Securityholders’ Representative (as defined in the Agreement), pursuant to which the Company agreed to acquire EDH for $26 million in cash, subject to certain adjustments in accordance with the terms of the Agreement. The Agreement includes customary representations, warranties, covenants, indemnification provisions (subject to limitations set forth in the Agreement) and closing conditions. Upon the satisfaction or waiver of the conditions in the Agreement, the Company will acquire EDH by merger of Merger Sub with and into EDH, with EDH remaining as the surviving corporation (the “Merger”), and EDH will become a wholly owned subsidiary of the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Agreement and the foregoing description of the Agreement have been included to provide investors and shareholders with information regarding the terms of the Agreement. They are not intended to provide any other factual information about the Company, Merger Sub or EDH. The representations, warranties and covenants contained in the Agreement were made only as of specified dates for the purposes of the Agreement, were solely for the benefit of the parties to the Agreement, and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties to the Agreement, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the U.S. Securities and Exchange Commission, and are also qualified in important part by a confidential disclosure schedule delivered by EDH to the Company in connection with the Agreement. Investors and shareholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01 Regulation FD Disclosure.

On August 1, 2017, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the execution of the Agreement.

The information contained in this Item 7.01 of Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 31, 2017, by and among Quality Systems, Inc., Peacock Merger Sub, Inc., EagleDream Health Inc. and Algimantas K. Chesonis (in the capacity of Securityholders’ Representative).

99.1	Press Release dated August 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2017	QUALITY SYSTEMS, INC.

	By:	/s/ James R. Arnold
James R. Arnold
Chief Financial Officer

EXHIBITS ATTACHED TO THIS REPORT ON FORM 8-K

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 31, 2017, by and among Quality Systems, Inc., Peacock Merger Sub, Inc., EagleDream Health Inc. and Algimantas K. Chesonis (in the capacity of Securityholders’ Representative).

99.1	Press Release dated August 1, 2017.

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